UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, on March 18, 2009, Chemtura Corporation (“Chemtura”) and 26 of its U.S. subsidiaries (collectively, with Chemtura, the “U.S. Debtors”) filed voluntary petitions for relief, and on August 8, 2010, Chemtura Canada Co./Cie (“Chemtura Canada,” and, collectively with the U.S. Debtors, the “Debtors”) filed a voluntary petition for relief (collectively, the “Chapter 11 cases”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On August 11, 2010, Chemtura Canada commenced ancillary recognition proceedings under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice, Ontario, Canada (the “Canadian Court”).  On August 5, 2010, the Debtors filed with the Bankruptcy Court the solicitation version of their joint plan of reorganization and accompanying disclosure statement (as amended, supplemented or modified, the “Disclosure Statement”). The Bankruptcy Court approved the Disclosure Statement on August 5, 2010.  On September 2, 2010, Chemtura filed a supplement to the plan of reorganization with the Bankruptcy Court, as contemplated by the Plan (as amended, supplemented or modified, the “Plan Supplement”).  On October 21, 2010, the Bankruptcy Court entered a bench decision approving confirmation, and on October 29, 2010, the Debtors filed the confirmation version of their joint plan of reorganization (as amended, supplemented or modified, the “Plan”).  On November 3, 2010, the Bankruptcy Court entered a written order confirming the Plan (the "Confirmation Order").  A request for recognition of the Confirmation Order was filed in the Canadian Court in order to fulfill a condition to effectiveness of the Plan so that Chemtura Canada can emerge from its proceedings at the same time as the U.S. Debtors.  That request was granted by order entered on November 3, 2010.  On November 10, 2010 (the “Effective Date”), the Debtors substantially consummated their reorganization through a series of transactions contemplated by the Plan and the Plan became effective.
Senior Asset Based Facility

On the Effective Date, Chemtura entered into the senior secured revolving credit facility agreement (the “Senior Asset Based Facility Agreement”), among Chemtura and certain of its subsidiaries named therein, as borrowers, Bank of America, N.A., as administrative agent and collateral agent (the “Administrative Agent”), the other agents party thereto and the Initial Lenders and other Lenders party thereto.  Under the Senior Asset Based Facility Agreement, the Lenders will provide a five-year revolving facility (the “Senior Asset Based Facility”) in an amount of $275 million, subject to availability under a borrowing base (with a $125 million letter of credit sub-facility).  The Senior Asset Based Facility has capacity for Chemtura to increase the amount of the Senior Asset Based Facility by up to $125 million, subject to obtaining lender commitments to provide such increase.  Chemtura entered into the Senior Asset Based Facility Agreement as part of its exit financing package pursuant to its Plan.

The revolving loans under the Senior Asset Based Facility will bear interest at a rate per annum which, at Chemtura’s option, can be either: (a) a base rate (the highest of (i) Bank of America, N.A.’s “prime rate,” (ii) the Federal Funds Effective Rate plus 1/2 of 1% and (iii) the one-month LIBO Rate plus 1.00%) plus a margin of between 2.25% and 1.75% based on the average excess availability under the Senior Asset Based Facility for the preceding quarter; or (b) the current reserve adjusted LIBO Rate plus a margin of between 3.25% and 2.75% based on the average excess availability under the Senior Asset Based Facility for the preceding quarter.

Chemtura’s obligations (and the obligations of the other borrowing subsidiaries) under the Senior Asset Based Facility will be guaranteed on a secured basis by all the Guarantors (as defined below) that are not borrowers, and by certain of our future direct and indirect domestic subsidiaries.  The obligations and guarantees under the Senior Asset Based Facility will be secured by (i) a first-priority security interest in the borrowers’ and the guarantors’ existing and future inventory and accounts receivable, together with general intangibles relating to inventory and accounts receivable, contract rights under agreements relating to inventory and accounts receivable, documents relating to inventory, supporting obligations and letter-of-credit rights relating to inventory and accounts receivable, instruments evidencing payment for inventory and accounts receivable; money, cash, cash equivalents, securities and other property held by the Administrative Agent or any lender under the Senior Asset Based Facility; deposit accounts, credits and balances with any financial institution with which any borrower or any guarantor maintains deposits and which contain proceeds of, or collections on, inventory and accounts receivable; books, records and other property related to or referring to any of the foregoing and proceeds of any of the foregoing (the “Senior Asset Based Priority Collateral”); and (ii) a second-priority security interest in substantially all of the borrowers’ and the guarantors’ other assets, including (x) 100% of the capital stock of borrowers’ and the guarantors’ direct domestic subsidiaries held by the borrowers and the guarantors and 100% of the non-voting capital stock of the borrowers’ and the guarantors’ direct foreign subsidiaries held by the borrowers and the guarantors, and (y) 65% of the voting capital stock of the borrowers’ and the guarantors’ direct foreign subsidiaries (to the extent held by the borrowers and the guarantors), in each case subject to certain exceptions set forth in the Senior Asset Based Facility Agreement and the related loan documentation.

Mandatory prepayments of the loans under the Senior Asset Based Facility (and cash collateralization of outstanding letters of credit) shall be required (i) to the extent the usage of the Senior Asset Based Facility exceeds the lesser of (x) the borrowing base and (y) the then effective commitments and (ii) subject to exceptions, thresholds and reinvestment rights, with the proceeds of certain sales or casualty events of assets on which the Senior Asset Based Facility has a first priority security interest.

If at the end of any business day the amount of unrestricted cash and cash equivalents held by the borrowers and guarantors (excluding amounts in certain exempt accounts) exceeds $20 million in the aggregate, mandatory prepayments of the loans under the Senior Asset Based Facility (and cash collateralization of outstanding letters of credit) shall be required on the following business day in an amount necessary to eliminate such excess (net of Chemtura’s known cash uses on the date of such prepayment and for the 2 business days thereafter).

The Senior Asset Based Facility Agreement contains certain affirmative and negative covenants (applicable to Chemtura, the other borrowing subsidiaries, the guarantors and their respective subsidiaries), including, without limitation, covenants requiring financial reporting and notices of certain events, and covenants imposing limitations on incurrence of indebtedness and guaranties; liens; loans and investments; asset dispositions; dividends, redemptions, and repurchases of stock and prepayments, redemptions and repurchases of certain indebtedness; mergers, consolidations, acquisitions, joint ventures or creation of subsidiaries; material changes in business; transactions with affiliates; restrictions on distributions from subsidiaries and granting of negative pledges; changes in accounting and reporting; sale leasebacks; and speculative transactions, and a springing financial covenant requiring a minimum trailing 12-month fixed charge coverage ratio of 1.1 to 1.0 at all times during any period from the date when the amount available for borrowings under the Senior Asset Based Facility falls below the greater of (i) $34 million and (ii) 12.5% of the aggregate commitments to the date such available amount has been equal to or greater than the greater of (i) $34 million and (ii) 12.5% of the aggregate commitments for 45 consecutive days.

The Senior Asset Based Facility Agreement contains certain events of default (applicable to Chemtura, the other borrowers, the guarantors and their respective subsidiaries), including nonpayment of principal, interest, fees or other amounts, violation of covenants, material inaccuracy of representations and warranties, cross-default to material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, a change in control, and actual or asserted invalidity of liens or guarantees or any collateral document, in certain cases subject to the threshold amounts and grace periods set forth in the Senior Asset Based Facility Agreement.

The foregoing summary of the Senior Asset Based Facility Agreement and the related guaranty and security agreement are qualified in their entirety by reference to the actual Senior Asset Based Facility Agreement, guaranty and security agreement which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Senior Notes Supplemental Indenture

On the Effective Date, Chemtura, BioLab Franchise Company, LLC, Bio-Lab, Inc., Crompton Colors Incorporated, Crompton Holding Corporation, GLCC Laurel, LLC, Great Lakes Chemical Corporation, Great Lakes Chemical Global, Inc., GT Seed Treatment, Inc., HomeCare Labs, Inc., Laurel Industries Holdings, Inc., Recreational Water Products, Inc. and Weber City Road LLC (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a first supplemental indenture (the “First Supplemental Indenture”), supplementing the indenture, dated as of August 27, 2010, among Chemtura and the Trustee, pursuant to which Chemtura issued $455 million in aggregate principal amount of 7.875% senior notes due 2018 (the “Senior Notes”).  A copy of the First Supplemental Indenture is attached as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference herein.  Pursuant to the First Supplemental Indenture, the Guarantors became guarantors of Chemtura’s obligations under the Senior Notes.  On the Effective Date, the proceeds from the Senior Notes were released from escrow to Chemtura.

Term Loan Guarantees and Security Agreement

On the Effective Date, each of the Guarantors executed a Guarantee, pursuant to which the Guarantors became guarantors of Chemtura’s obligations under the Senior Secured Term Facility Credit Agreement (the “Term Loan Facility Agreement”), among Chemtura, Bank of America, N.A., as administrative agent, the other agents party thereto and the Initial Lenders and other Lenders party thereto.  On the Effective Date, each of the Guarantors also executed a Security Agreement and certain other collateral agreements, pursuant to which the Guarantors secured their obligations under the Guarantee and the Term Loan Facility Credit Agreement by granting a first priority lien on substantially all existing and future tangible and intangible assets of Chemtura and such Guarantors not constituting Senior Asset Based Priority Collateral, including, among other things, equipment and capital stock of certain direct subsidiaries of Chemtura and such Guarantors, subject to certain exceptions set forth in the Term Loan Facility Agreement and the related loan documentation, and a second priority lien on the Senior Asset Based Priority Collateral.  A copy of the Guarantee and Security Agreement are attached as Exhibits 4.5 and 4.6, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.  Under the Term Loan Facility Agreement, the Lenders advanced loans in an aggregate principal amount of $295 million (the “Term Loan”).  On the Effective Date, the proceeds from the Term Loan were released from escrow to Chemtura.

Item 1.02   Termination of a Material Definitive Agreement.

Debt Securities

On the Effective Date, pursuant to the Plan, all outstanding obligations under the following notes (collectively, the “Prepetition Notes”) were cancelled and the indentures governing such obligations were cancelled, except to the extent to allow the Debtors or the relevant trustee, as applicable, to make distributions pursuant to the Plan on account of Noteholder Claims:

•	The 6.875% Debentures due 2026, issued under the Indenture, dated as of February 1, 1993, between Witco Corporation, predecessor in interest to Chemtura, and The Chase Manhattan Bank, N.A.
•	The 6.875% Notes due 2016, issued under the Indenture dated as of April 24, 2006, by and among the Chemtura as Issuer, the Guarantors named therein and Wells Fargo Bank, N.A.
•	The 7% Notes due 2009, issued under the Indenture, dated as of July 16, 1999, between Great Lakes Chemical Corporation and The First National Bank of Chicago

The applicable Debtors’ obligations under the Prepetition Notes were unsecured.

Prepetition Secured Lender Claims

On the Effective Date, pursuant to the Plan, all outstanding obligations under the Second Amended and Restated Pledge and Security Agreement, dated as of December 30, 2008, among certain of the Debtors as grantors and Citibank, N.A. as agent (the “Prepetition Credit Agreement”), were cancelled, except to the extent to allow distributions pursuant to the Plan on account of claims under the Prepetition Credit Agreement.

Debtor-in-Possession Claims

On the Effective Date, pursuant to the Plan, all amounts outstanding under the Senior Secured Super-Priority-Debtor-in-Possession Credit Agreement, among the Company, as borrower, Citibank N.A., as administrative agent, and the lenders party thereto from time to time, were paid and such agreement was terminated in accordance with its terms.
Equity Interests

Upon the Effective Date, by operation of the Plan, all of the common stock, preferred stock and other instruments evidencing an ownership interest in Chemtura or any of the Debtors, whether or not transferable, and any option, warrant or other right, contractual or otherwise, to acquire any such interest in Chemtura or a Debtor that existed before the Effective Date, any phantom stock or other similar stock unit provided pursuant to Chemtura or the Debtors’ prepetition employee compensation programs and any claim related to the purchase of interests subject to subordination pursuant to section 510(b) of the Bankruptcy Code was cancelled as of the Effective Date.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Senior Asset Based Credit Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02  Unregistered Sale of Equity Securities.

On the Effective Date, Chemtura issued approximately 95,418,742 shares of new common stock, par value $0.01 per share, to holders of Allowed Claims and Interests (as defined in the Plan) and reserved an additional 4,581,258 shares of new common stock for future issuances under the Plan.

Based on the Plan and the Confirmation Order from the Bankruptcy Court, the issuance of the common stock described in the preceding sentence is exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 1145 of the Bankruptcy Code.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 3.03.

Item 5.02  Departure of Directors; Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on Chemtura’s Board: Nigel D. T. Andrews, Martin M. Hale, Burton M. Joyce and Bruce F. Wesson.

Pursuant to the Plan, as of the Effective Date, Jeffrey D. Benjamin, Timothy J. Bernlohr, Alan S. Cooper and Jonathan F. Foster became members of the Board. Existing directors Craig A. Rogerson, Chemtura’s Chairman, President and Chief Executive Officer, James W. Crownover, Roger L. Headrick and John K. Wulff remain on the Board.

Pursuant to the Plan, the new and carry-over members of the Board (other than Mr. Rogerson) were chosen by a board selection committee established by the Debtors, the Creditors’ Committee and the Ad Hoc Bondholders’ Committee. The board selection committee was advised by an independent search firm.

Committees of the Board of Directors

The committees of Chemtura’s Board consist of an Audit Committee, Compensation Committee, Nominating & Governance Committee, Finance & Pension Committee and Environmental, Health & Safety Committee.  The Compensation Committee and Nominating and Governance Committee are new and their functions had previously been served by the Organization, Compensation & Governance Committee, which the Board decided to split into two committees on the Effective Date.  On November 10, 2010, the Board made the following committee assignments and appointments:

Audit Committee:

The Board appointed John K. Wulff (Chair), Jeffery D. Benjamin, Alan S. Cooper and Roger L. Headrick as members of the Audit Committee.  The Board has determined that each member of the Audit Committee meets the independence requirements of The New York Stock Exchange, Inc. (the “NYSE”) and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and has the requisite financial knowledge and experience to be considered by the Board to be financially literate.  The Board has also determined that Mr. Wulff qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee:

The Board appointed Jonathan F. Foster (Chair), Timothy J. Bernlohr and James W. Crownover as members of the Compensation Committee.  The Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE.

Nominating & Governance Committee:

The Board appointed Jeffrey D. Benjamin (Chair), Timothy J. Bernlohr, James W. Crownover and Jonathan F. Foster as members of the Nominating & Governance Committee.  The Board has determined that each member of the Nominating and Governance Committee meets the independence requirements of the NYSE.

Finance & Pension Committee:

The Board appointed Alan S. Cooper (Chair), Jonathan F. Foster, Roger L. Headrick and John K. Wulff as members of the Finance & Pension Committee.

Environmental, Health & Safety Committee:

The Board appointed James W. Crownover (Chair), Timothy J. Bernlohr and Jeffrey D. Benjamin as members of the Environmental, Health & Safety Committee.

Lead Director:

The Board appointed Timothy J. Bernlohr to serve as lead director.

Compensation of Directors

Each non-employee member of the board of directors will receive an annual retainer of $82,000.  The lead director receives an additional $25,000 per year and each member of the audit committee receives an additional $7,500 per year.  In addition, the Audit Committee chair receives an additional $18,000 per year, the Compensation Committee chair receives an additional $12,000 per year, the Nominating and Corporate Governance chair receives an additional $8,000 per year, the Finance and Pension Committee chair receives an additional $10,000 per year and the Environmental, Health & Safety Committee chair receives an additional $8,000 per year.  Directors do not receive fees for attendance in person or by telephone at board or committee meetings.  Each director is reimbursed for costs incurred in connection with attendance at board and committee meetings.  Directors who are our employees do not receive additional compensation for board participation.

Stock-Based Compensation

On the Effective Date, Chemtura implemented the Chemtura Corporation 2010 Long-Term Incentive Plan (the “2010 LTIP”) in the form as filed in the Plan Supplement.  The 2010 LTIP provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, dividend equivalent rights, stock units, bonus stock, performance awards, share awards, restricted stock and RSUs.  No awards could be granted under the 2010 LTIP until the effectiveness of the Plan.  Directors, officers and other employees of Chemtura and its subsidiaries, as well as others performing services for Chemtura, are eligible to receive grants under the 2010 LTIP.  The 2010 LTIP has a share reserve of 11 million shares, equal to eleven percent (11%) of Chemtura’s new shares of common stock issued on the Effective Date or available for issuance after the Effective Date to holders of Allowed Claims and Interests (as defined in the Plan).  As described more fully below, on the Effective Date, Chemtura implemented the following stock-based compensation plans:

1.	The EIP Settlement Plan, including the 2009 Emergence Incentive Plan and the 2010 Emergence Incentive Plan; and
2.	The 2010 Emergence Award Plan.

On June 1, 2010, the Organization, Compensation and Governance Committee of the pre-emergence Board of Directors (the “Committee”) adopted the 2010 Emergence Incentive Plan (“2010 EIP”).  The 2010 EIP was established by order of the Bankruptcy Court, dated May 18, 2010.  The 2010 EIP provides the opportunity for participants to earn an award that was granted on the Effective Date in the form of time-based RSUs and stock options.  The number of employees included in the 2010 EIP and the size of the award pool are based upon specific consolidated EBITDA levels achieved in the twelve month period immediately preceding the effectiveness of the Plan.  The maximum award pool is in a value of $19 million.

The Committee and the Bankruptcy Court approved a similar emergence incentive plan in 2009 (the “2009 EIP”).  On June 1, 2010, the Committee also adopted an amendment to the consolidated EBITDA measurement period under the 2009 EIP from twelve months trailing consolidated EBITDA from emergence from Chapter 11 to twelve months trailing consolidated EBITDA ending March 31, 2010 (the “2009 EIP Amendment”).  The 2009 EIP Amendment was established by order of the Bankruptcy Court, dated May 18, 2010.  The award pool for the 2009 EIP is approximately $14 million.  The awards under the 2009 EIP were contingent on the effectiveness of the Plan.

On the Effective Date, Chemtura implemented the Chemtura Corporation EIP Settlement Plan in the form as filed with the Plan Supplement.  Under the EIP Settlement Plan, awards were granted to participants under Chemtura’s 2009 EIP on the Effective Date and such award were composed of a combination of RSUs and nonqualified stock options, each vesting in three pro-rata equal installments on the date of grant and in March of each of the two years following the date of grant.  On the Effective Date, Chemtura issued 129,816 shares of common stock to participants under the 2009 EIP for RSUs that vested on the date of grant.

Awards under the 2010 EIP will be made upon the achievement of the EBITDA measurement as defined under the 2010 EIP which is anticipated to be in March 2011.  The awards under the 2010 EIP are composed of a combination of RSUs and nonqualified stock options, each vesting in three pro-rata equal installments on the date of grant and on the first and second anniversary of the date of grant.

On the Effective Date, pursuant to the EIP Settlement Plan, Chemtura entered into a Nonqualified Stock Option Agreement and Restricted Stock Unit Agreement with each of Messrs. Rogerson, Forsyth, Mahoney and Ms. Flaherty, pursuant to which each received the following awards:

	Stock Options		RSUs
Name	Vested	Unvested	Vested	Unvested
Craig. A. Rogerson	70,383	140,766	30,979	61,958
Stephen C. Forsyth	17,596	35,191	7,745	15,489
Billie S. Flaherty	9,150	18,299	4,027	8,055
Kevin V. Mahoney	6,334	12,669	2,788	5,576

The form of Nonqualified Stock Option Agreement and Restricted Stock Unit Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

On the Effective Date, Chemtura implemented the Chemtura Corporation 2010 Emergence Award Plan, which provides designated participants with the opportunity to receive an award based upon the Company’s achievement of specified EBITDA goals for the 2011 fiscal year.  Awards granted under the 2010 Emergence Award Plan will be settled in March 2012 upon measurement of the specified EBITDA goals set forth in that plan in the form of up to 1 million shares of new common stock to be issued under the 2010 LTIP.

A copy of each of the 2010 LTIP, EIP Settlement Plan and 2010 Emergence Award Plan are attached hereto as Exhibits 99.3, 99.4 and 99.5, respectively, and are incorporated herein by reference.

Employment Agreements

On the Effective Date, Chemtura entered into new employment agreements with each of Messrs. Rogerson and Forsyth and Ms. Flaherty (the “Employment Agreements”).  The Employment Agreements provide for the continued employment of Mr. Rogerson as Chemtura’s President and Chief Executive Officer, of Mr. Forsyth as Chemtura’s Executive Vice President and Chief Financial Officer and of Ms. Flaherty as Chemtura’s Senior Vice President, General Counsel and Corporate Secretary, in each case for a term beginning on the Effective Date and continuing until December 31, 2014, and automatically extending for additional 12 month terms thereafter until terminated by either party (the “Employment Term”).  Employment may be terminated during the Employment Term by an executive with or without Good Reason or by Chemtura upon an executive’s death, disability, or termination for Cause or without Cause.  Capitalized terms used but not defined within this section have the meanings set forth in the Employment Agreements.

The Employment Agreements provide for an annual base salary of $1,000,000, $475,000 and $350,000 for each of Messrs. Rogerson and Forsyth and Ms. Flaherty, respectively.  The Employment Agreements also provide that, for the 2010 fiscal year, the executives will be eligible for a cash performance bonus under Chemtura’s 2010 Management Incentive Plan, subject to achievement of the specified performance targets, and that thereafter the executives will be paid an annual cash performance bonus (an “Annual Bonus”) in respect of each fiscal year that ends during the Employment Term, to the extent earned based on performance against objective performance criteria.  The annual bonus opportunity will be 100%, 70% and 50% of base salary for each of Messrs. Rogerson and Forsyth and Ms. Flaherty, respectively.

The Employment Agreements provide for an award under the 2009 EIP of $2,500,000, $625,000 and $325,000 to each of Messrs. Rogerson and Forsyth and Ms. Flaherty, respectively.  The executives will also participate in Chemtura’s 2010 EIP and 2010 Emergence Award Plan and, commencing in 2011 and each year thereafter during the Employment Period, the executives will be entitled to receive annually a grant of an equity-based award under the 2010 LTIP with a grant date fair market value equal to no less than the grant date fair market value of the EIP award provided to the executive for the 2010 fiscal year.

The Employment Agreements also entitle the executives, during the Employment Period, to paid vacation in accordance with the applicable policies of Chemtura, and to participate in such medical, dental and life insurance, retirement and other plans as Chemtura may have or establish from time to time on terms and conditions applicable to other senior executives of Chemtura generally.

If an executive's employment is terminated by reason of his or her death or disability, Chemtura will pay the executive or his or her estate all accrued benefits under their Employment Agreement.  If an executive's employment is terminated by Chemtura for Cause or by the executive without Good Reason, Chemtura will pay the executive or his or her estate all accrued benefits.  If an executive's employment is terminated by Chemtura without Cause or by the executive with Good Reason, Chemtura will pay the executive or his or her estate: (i) all accrued benefits; (ii) a lump sum payment of an amount equal to a pro rata portion (based upon the number of days the executive was employed during the calendar year in which the date of termination occurs) of the annual bonus that would have been paid to the executive if he or she had remained employed based on actual performance; (iii) an amount equal to the product of (x) 2.0, 1.5 or 1.0 for each of Messrs. Rogerson and Forsyth and Ms. Flaherty, respectively and (y) the sum of the executive’s (I) base salary, (II) target bonus, and (III) annual perquisite allowance, payable in accordance with Chemtura’s payroll policies in effect on the date of termination for the 12 month period commencing upon the executive’s date of termination; and (iv) outplacement services at a level commensurate with the executive’s position in accordance with Chemtura’s practices as in effect from time to time.  In addition, all vested outstanding equity awards will remain outstanding and exercisable, if applicable, through their stated expiration dates, and the executive and his or her covered dependents will be entitled to continued participation on the same terms and conditions as applicable immediately prior to the executive’s date of termination for the 2.0, 1.5 and 1.0 year periods, for each of Messrs. Rogerson and Forsyth and Ms. Flaherty, respectively, following the date of termination in such medical, dental, and hospitalization insurance coverage in which the executive and his or her eligible dependents were participating immediately prior to the date of termination.  All amounts payable under the Employment Agreements beyond the accrued benefits are subject to the executive’s execution of a release of claims in favor of Chemtura.

If (i) an executive is terminated by Chemtura, other than for Cause or disability, or resigns for Good Reason, during the two-year period after a Change in Control (as such term is defined in the Employment Agreements) or (ii) an executive is terminated by Chemtura prior to a Change in Control, if the termination was at the request of a third party or otherwise arose in anticipation of a Change in Control, then the executive or his or her estate will receive the benefits otherwise payable in connection with a termination by Chemtura without Cause or by the executive with Good Reason, except that (A) in lieu of the continued payment of base salary, the executive shall receive an amount equal to the product of (x) 3.0, in the case of Mr. Rogerson, or 2.0 in the case of Mr. Forsyth or Ms. Flaherty, and (y) the sum of the executive’s (I) base salary, (II) target bonus, and (III) annual perquisite allowance and (B) executive shall be entitled to accelerated vesting of all outstanding equity awards. The Employment Agreements also provide for Section 280G gross-up protection for any payments and/or benefits that might be paid as a result of a Change in Control, but only if the payments the executive would receive upon a Change in Control exceed 310% of the executive’s “base amount” (as defined under Section 280G). If the amount of payments that the executive would receive upon a Change in Control is less than 310% of the executive’s base amount, then no gross-up payment will be made to the executive and the amounts payable under the employment agreement will be reduced to avoid the imposition of the Section 280G excise tax provided that such reduction will only be made if such reduction results in a more favorable after-tax position for the executive.

Pursuant to the Employment Agreements, each of the executives also entered into a Confidentiality and IP Agreement and a Non-Compete Agreement with Chemtura, pursuant to which each executive agreed to certain restrictions on their use of confidential information and intellectual property of Chemtura, as well as to refrain from solicitation of Chemtura employees and competition with Chemtura for certain periods during and following the Employment Term.

A copy of the Employment Agreements with each of Messrs. Rogerson and Forsyth and Ms. Flaherty are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, on the Effective Date, Chemtura filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).  Also pursuant to the Plan as of the Effective Date, Chemtura adopted its Bylaws (the “Bylaws”).  A description of the material provisions of the Certificate of Incorporation and Bylaws is contained in Chemtura’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 9, 2010, which description is incorporated herein by reference.

Copies of the Certificate of Incorporation and By-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
3.1
Amended and Restated Certificate of Incorporation of Chemtura Corporation (incorporated by reference to Exhibit 3.1 to Chemtura’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 9, 2010).

3.2	Bylaws of Chemtura Corporation (incorporated by reference to Exhibit 3.2 to Chemtura’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 9, 2010).
4.1*
Senior Secured Revolving Credit Facility Agreement, dated as of November 9, 2010, among Chemtura Corporation and certain of its subsidiaries named therein, as borrowers, Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto and the Initial Lenders and other Lenders party thereto.

4.2*	Guaranty, dated as of November 9, 2010, pursuant to the Senior Secured Revolving Facility Credit Agreement.
4.3*	Security Agreement, dated as of November 9, 2010, pursuant to the Senior Secured Revolving Facility Credit Agreement.
4.4*	First Supplemental Indenture, dated as of November 9, 2010, among Chemtura Corporation, the guarantors named therein and U.S. Bank National Association.
4.5*	Guaranty, dated as of November 9, 2010, pursuant to the Senior Secured Term Facility Credit Agreement.
4.6*	Security Agreement, dated as of November 9, 2010, pursuant to the Senior Secured Term Facility Credit Agreement.
10.1*	Employment Agreement, dated as of November 9, 2010, between Craig Rogerson and Chemtura Corporation.
10.2*	Employment Agreement, dated as of November 9, 2010, between Stephen Forsyth and Chemtura Corporation.
10.3*	Employment Agreement, dated as of November 9, 2010, between Billie Flaherty and Chemtura Corporation.
99.1*	Form of Nonqualified Stock Option Agreement
99.2*	Form of Restricted Stock Unit Agreement
99.3
Chemtura Corporation 2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Chemtura’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2010).

99.4
Chemtura Corporation EIP Settlement Plan(incorporated by reference to Exhibit 99.2 to Chemtura’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2010).

99.5
Chemtura Corporation Emergence Award Plan(incorporated by reference to Exhibit 99.3 to Chemtura’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2010).

______________
*   Filed herewith.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Billie S. Flaherty Name: Billie S. Flaherty Title: SVP, General Counsel & Secretary

Date:	November 12, 2010

Exhibit Number	Exhibit Description
3.1
Amended and Restated Certificate of Incorporation of Chemtura Corporation (incorporated by reference to Exhibit 3.1 to Chemtura’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 9, 2010).

3.2	Bylaws of Chemtura Corporation (incorporated by reference to Exhibit 3.2 to Chemtura’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 9, 2010).
4.1*
Senior Secured Revolving Credit Facility Agreement, dated as of November 9, 2010, among Chemtura Corporation and certain of its subsidiaries named therein, as borrowers, Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto and the Initial Lenders and other Lenders party thereto.

4.2*	Guaranty, dated as of November 9, 2010, pursuant to the Senior Secured Revolving Facility Credit Agreement.
4.3*	Security Agreement, dated as of November 9, 2010, pursuant to the Senior Secured Revolving Facility Credit Agreement.
4.4*	First Supplemental Indenture, dated as of November 9, 2010, among Chemtura Corporation, the guarantors named therein and U.S. Bank National Association.
4.5*	Guaranty, dated as of November 9, 2010, pursuant to the Senior Secured Term Facility Credit Agreement.
4.6*	Security Agreement, dated as of November 9, 2010, pursuant to the Senior Secured Term Facility Credit Agreement.
10.1*	Employment Agreement, dated as of November 9, 2010, between Craig Rogerson and Chemtura Corporation.
10.2*	Employment Agreement, dated as of November 9, 2010, between Stephen Forsyth and Chemtura Corporation.
10.3*	Employment Agreement, dated as of November 9, 2010, between Billie Flaherty and Chemtura Corporation.
99.1*	Form of Nonqualified Stock Option Agreement
99.2*	Form of Restricted Stock Unit Agreement
99.3
Chemtura Corporation 2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Chemtura’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2010).

99.4
Chemtura Corporation EIP Settlement Plan(incorporated by reference to Exhibit 99.2 to Chemtura’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2010).

99.5
Chemtura Corporation Emergence Award Plan(incorporated by reference to Exhibit 99.3 to Chemtura’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2010).

______________
*   Filed herewith.